                                                                    EXHIBIT 3.10

                                RESTATED BY-LAWS
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                                       OF
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                   LAKE CENTER INDUSTRIES TRANSPORTATION, INC.
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                            (A Minnesota corporation)

                           Effective as of May 9, 1994

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                                   ARTICLE I
                            (SHAREHOLDERS' MEETINGS)

         Section 1. Place. Meetings of the shareholders may be held at the registered office of the corporation or at any other place within or without the
State of Minnesota designated by the Board of Directors or by written consent of all the shareholders entitled to vote thereat.

         Section 2. The annual meetings of the shareholders shall be held on the third Thursday in April in each year, the hour to be designated by the Board of
Directors or by the written consent of all shareholders entitled to vote thereat.

         Section 3. Special meetings of the shareholders may be called as provided by law.

         Section 4. Written notice of each meeting of shareholders, stating the time and place, and, in the case of each special meeting, the purpose, shall be mailed by the Secretary to each shareholder entitled to vote at such meeting, at his post office address as shown by the stock records of the corporation, not less than five (5) days prior to the date of the meeting; provided, that such notice may be waived as provided by law.

                                   ARTICLE II
                              (BOARD OF DIRECTORS)

         Section 1. Election of Directors. At each annual meeting of the shareholders, three (3) directors shall be elected to hold office until the next annual meeting of the shareholders and until their respective successors shall have been elected.

         Section 2. Election of Officers. Promptly following each annual meeting of the shareholders, the Board of Directors shall hold its annual meeting at which it shall elect a President, a Vice President, a Secretary, and a
Treasurer, each of whom shall hold office until the next annual meeting of the
Board and until his successor shall be elected. The Board of Directors, at any time, may appoint such additional officers as it may deem necessary, each of whom shall have such title, duties, and authority, and shall hold office for such term, as may be

designated by the Board. The President shall be a director, but none of the other officers need be a director. Any two of the offices, except those of
President and Vice President, may be held by the same person.

         Section 3. Compensation. The Board of Directors shall determine the compensation, if any, to be paid to each director and to each officer for his services as director or officer, as the case may be.

         Section 4. Bonds. The Board of Directors, in its discretion, may require any officer, agent or employee having control or custody of any of the corporation's funds or property to give bond for the faithful performance of his duties, and the cost thereof shall be borne by the corporation.

         Section 5. Audits. The Board of Directors may have the books of the corporation audited at such times as the Board, in its discretion, may determine and must have the same audited at such times as the shareholders may require.

         Section 6. Borrowings. The Board of Directors shall have power to authorize and approve the borrowing of money and the pledging and mortgaging of any or all of the assets of the corporation as security for the sums so borrowed.

                                  ARTICLE III
                                   (OFFICERS)

         Section 1. The President shall:

         (a) Preside over all meetings of the shareholders and of the directors.

         (b) Sign, with the Secretary, all notes, conveyances and encumbrances of real estate, and all certificates of stock.

         (c) Exercise such additional authority and perform such additional duties as ordinarily are exercised and performed by the principal executive officer of a business corporation.

         Section 2. The Vice President. In the absence or disability of the
President, shall exercise the authority and perform the duties of the President.

         Section 3. The Secretary shall:

         (a) Keep a complete record of each meeting of the shareholders and of the Board of Directors.

         (b) Sign, with the President, all promissory notes, conveyances and encumbrances of real estate, and all certificates of stock.

         (c) Supervise the keeping of complete records of all business of the corporation.

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         (d) Give all notices required by law.

         (e) Perform such additional duties as may be required of him by law or by the Board of Directors.

         Section 4. The Treasurer shall:

         (a) Supervise the safekeeping of all funds and property of the corporation.

         (b) Supervise the books and records of all financial transactions of the corporation.

         (c) Perform such additional duties as may be required of him by law or by the Board of Directors.

         Section 5. Other officers, if any, shall have such titles and shall perform such duties and shall have such powers as the Board of Directors may require of or may delegate to them.

                                   ARTICLE IV
                                 (CAPITAL STOCK)

         Section 1. Certificates of stock shall be in such form as the Board of
Directors may prescribe, and shall show the information required by statute.

         Section 2. Transfer. Shares of the capital stock of this corporation shall be transferable only on the books of the corporation by the record holder thereof, either in person or by his attorney, and only upon endorsement, surrender and cancellation of the certificate.

                                   ARTICLE V
                                (CORPORATE SEAL)

         The Board of Directors may adopt, alter, or abandon a corporate seal.

                                   ARTICLE VI
                                  (FISCAL YEAR)

         The fiscal year shall commence on the first day of January in each calendar year and end on the last day of December in said calendar year.

                                  ARTICLE VII
                                  (AMENDMENTS)

         These By-Laws may be amended as provided by law and the Articles of
Incorporation.

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                                  ARTICLE VIII
                    (INDEMNIFICATION OF DIRECTORS, OFFICERS,
                      EMPLOYEES AND OTHER CORPORATE AGENTS)

         Section 1. The Corporation shall indemnify any person who was or is a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys'
fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

         Section 2. The Corporation shall indemnify any person who was or is a party to or is threatened to be made a party to, any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the applicable court or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the applicable court or such other court shall deem proper.

         Section 3. To the extent that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this Article, or in defense of any claim, issue or matter therein, that person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection therewith.

         Section 4. Any indemnification under Sections 1 and 2 of this Article
(unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set

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forth in Sections 1 and 2 of this Article. Such determination shall be made with respect to a person who is a director or officer at the time of such determination (a) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (b) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (c) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (d)
by the stockholders.

         Section 5. Expenses (including attorneys' fees) incurred by an officer or director of the Corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding (a) upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article and
(b) upon such terms and conditions, if any, as the Corporation deems appropriate. Such expenses (including attorneys' fees) incurred by former directors and officers of the Corporation or by other employees and agents of the Corporation may be so paid upon such terms and conditions, if any, as the
Corporation deems appropriate.

         Section 6. The indemnification and advancement of expenses provided by, or granted pursuant to, the other Sections of this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

         Section 7. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the
Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by that person in any such capacity, or arising out of that person's status as such, whether or not the Corporation would have the power to indemnify that person against such liability under this Article.

         Section 8. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         Section 9. If any part of this Article shall be found, in any action, suit or proceeding, to be invalid or ineffective, the validity and the effect of the remaining parts shall not be affected.

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